UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2012

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

At the May 4, 2012 annual meeting of stockholders of Newfield Exploration Company (“Newfield”), Newfield’s stockholders (1) elected all of Newfield’s 11 nominees for director, (2) ratified the appointment of PricewaterhouseCoopers LLP as Newfield’s independent auditor for fiscal 2012, and (3) approved, by non-binding vote, named executive compensation by the following votes:

1.	Election of Directors:

Nominee	For	Against	Abstentions	Broker Non-Votes
Lee K. Boothby	106,045,283	3,532,370	25,507	9,890,022
Philip J. Burguieres	106,319,030	3,258,449	25,681	9,890,022
Pamela J. Gardner	107,967,834	1,472,133	163,193	9,890,022
John Randolph Kemp III	108,035,089	1,403,238	164,833	9,890,022
J. Michael Lacey	108,950,690	486,613	165,857	9,890,022
Joseph H. Netherland	107,678,929	1,752,183	172,048	9,890,022
Howard H. Newman	106,505,831	3,078,580	18,749	9,890,022
Thomas G. Ricks	107,120,383	2,456,188	26,589	9,890,022
Juanita F. Romans	108,903,198	534,871	165,091	9,890,022
C. E. (Chuck) Shultz	107,167,742	2,415,456	19,962	9,890,022
J. Terry Strange	108,634,262	797,076	171,822	9,890,022

2.	Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Auditor:

For	Against	Abstentions	Broker Non-Votes
117,172,447	2,258,011	62,724	0

3.	Advisory Vote to Approve Named Executive Compensation:

For	Against	Abstentions	Broker Non-Votes
95,130,496	14,319,858	152,806	9,890,022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: May 9, 2012	By:	/s/ John D. Marziotti
John D. Marziotti
General Counsel and Corporate Secretary

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